UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2015

Long Island Iced Tea Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-55448	47-2624098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Charlotte Avenue, Hicksville, NY	11801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 542-2832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On July 31, 2015, Long Island Brand Beverages LLC (“LIBB”), a wholly-owned subsidiary of Long Island Iced Tea Corp. (the “Company”), entered into a settlement agreement (“Agreement”) with Madwell LLC (“Madwell”). On October 3, 2014, Madwell had filed an action in the Supreme Court of New York entitled Madwell LLC v. Long Island Brand Beverages LLC, Philip Thomas, as Chief Executive Officer of LIBB, and Paul Vassilakos, as the former Chief Executive Officer of Cullen Agricultural Holding Corp., a wholly owned subsidiary of the Company. Madwell was seeking approximately $440,000, plus interest, for breach of contract related to fees for advertising, marketing and design services as well as punitive damages of $500,000. Pursuant to the Agreement, LIBB agreed to pay Madwell $440,000 in six installments with the last installment due no later than December 31, 2015. In addition, Madwell agreed to discontinue its lawsuit and the parties agreed to mutual releases of liability related to fees for advertising, marketing and design services or any matter relating to the lawsuit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Holdco has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2015	LONG ISLAND ICED TEA CORP.

	By:	/s/ Philip Thomas
Philip Thomas
Chief Executive Officer